UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2017

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)

(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	1
SIGNATURES	2

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed June 7, 2017 (the “Original Filing”), in which Universal Electronics Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on June 5 2017, including the voting results for both the Company’s advisory vote to approve the compensation of the Company’s executive officers and the Company’s advisory vote on the frequency of future advisory votes on executive compensation (the “Frequency Proposal”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 7, 2017, the Company reported in the Original Filing that a majority of the votes cast on the Frequency Proposal were cast in favor of conducting advisory votes on executive compensation annually. The Company’s Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis. Accordingly, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: October 31, 2017	By: /s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer
(Principal Financial Officer)

2